SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SAF-T-HAMMER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[SAF-T-HAMMER CORPORATION LOGO]

SAF-T-HAMMER CORPORATION
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 14, 2002

TO THE STOCKHOLDERS OF SAF-T-HAMMER CORPORATION:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Saf-T-Hammer Corporation, a Nevada corporation (the “Company”), will be held on Thursday, February 14, 2002, at 1:00 p.m. Mountain Standard Time at the Company’s corporate headquarters, located at 14500 North Northsight Boulevard, Suite 221, Scottsdale, Arizona 85260, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to Smith & Wesson Holding Corporation, a copy of which is attached hereto as Exhibit “A”;

2.	To approve the Company’s 2001 Stock Option Plan (the “Option Plan”);

3.	To approve the Company’s 2001 Employee Stock Purchase Plan (the “Purchase Plan”); and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on December 24, 2001, are entitled to notice of and to vote at the Special Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the executive offices of the Company.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed (with postage prepaid) for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted.

Sincerely,

Mitchell A. Saltz Chief Executive Officer and Chairman of the Board of Directors

Scottsdale, Arizona
December 24, 2001

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SAF-T-HAMMER CORPORATION
INFORMATION CONCERNING VOTING
MATTERS TO BE CONSIDERED AT SPECIAL MEETING
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
EXHIBIT “A”

SAF-T-HAMMER CORPORATION

14500 N. Northsight Boulevard, Suite 221
Scottsdale, Arizona 85260

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 14, 2002

INFORMATION CONCERNING VOTING

General

         The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Saf-T-Hammer Corporation, a Nevada corporation (the “Company”), for use at a Special Meeting of Stockholders to be held on February 14, 2002 (the “Special Meeting”). The Special Meeting will be held at 1:00 p.m. at the Company’s corporate headquarters, located at 14500 North Northsight Boulevard, Suite 221, Scottsdale, Arizona 85260. These proxy solicitation materials were mailed on or about December 24, 2001, to all stockholders entitled to vote at the Special Meeting.

Voting

         The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On December 24, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting, 17,931,355 shares of the Company’s common stock, par value $0.001 (“Common Stock”), were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on December 24, 2001.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the Special Meeting. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except with respect to the proposed amendment to the Company’s Articles of Incorporation, broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes will have the same effect as negative votes with respect to the proposed amendment to the Company’s Articles of Incorporation.

Proxies

         If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the approval of Proposals 1, 2 and 3 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Special Meeting by filing with the Chief Executive Officer of the Company at the Company’s principal executive offices at 14500 N. Northsight Boulevard, Suite 221, Scottsdale, Arizona 85260, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Special Meeting and voting in person.

Solicitation

         Proxies are being solicited by and on behalf of our Board of Directors. The Company will pay the cost of soliciting proxies from stockholders as well as all mailing fees and printing costs incurred in connection with this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders.

         The Company has engaged the services of Georgeson Shareholder Communications, Inc. (“Georgeson”) to solicit proxies and assist in the distribution of proxy materials. In connection with its engagement, Georgeson has agreed to provide consulting and analytic services and provide solicitation services with respect to banks, brokers, institutional investors and individual stockholders. The Company has agreed to pay a fee not to exceed $8,000.00 plus reasonable out-of-pocket expenses.

         In addition to the solicitation of proxies by mail, internet and telephone, some of the Company directors, officers and employees may also solicit proxies by telephone, facsimile and personal contact, without additional compensation for those activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of our common stock, and these persons will be reimbursed for their reasonable out-of-pocket expenses.

Deadline for Receipt of Stockholder Proposals

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2002 Annual Meeting must be received no later than March 31, 2002, to be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 31, 2002.

MATTERS TO BE CONSIDERED AT SPECIAL MEETING

Proposal One: Change of Corporate Name to Smith & Wesson Holding Corporation

         At the Special Meeting, the Company’s stockholders will be asked to approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to “Smith & Wesson Holding Corporation.” The Board of Directors believes that changing the Company’s name to “Smith & Wesson Holding Corporation” will allow the Company to benefit from the name recognition of the Company’s recently acquired wholly-owned subsidiary Smith & Wesson Corp. and will better reflect the Company’s total operations.

         Approval of the change of the Company’s name will require the affirmative vote, at the Special Meeting, of a majority of the voting power of the Company’s outstanding shares of common stock. If approved, such change will be pursuant to an amendment to the Company’s Articles of Incorporation, which has been adopted by the Board of Directors. The text of the amendment is attached hereto in Exhibit “A” and will, pending stockholder approval thereof, be filed with the Nevada Secretary of State.

         The Board of Directors recommends that the stockholders vote FOR the Amendment of the Company’s Articles of Incorporation to change the Company’s name to SMITH & WESSON HOLDING CORPORATION.

Proposal Two: Approval of the 2001 Stock Option Plan

         At the Special Meeting, the Company’s stockholders are being asked to approve the Company’s 2001 Stock Option Plan (the “Option Plan”). The Board of Directors adopted the Option Plan, which authorizes the issuance of up to 10,000,000 shares of common stock in the form of stock options to employees, officers, directors, consultants and service providers of the Company and its subsidiaries, subject to stockholder approval at the Special Meeting. Set forth below is a summary of the general features of the Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to Carol Heide at the Company’s principal offices at 14500 North Northsight Boulevard., Suite 221, Scottsdale, Arizona 85260.

General

         The Option Plan is integral to the Company’s compensation strategies and programs. The Company believes that in order to retain and secure employees in the current competitive employment environment, the Company must have competitive compensation programs, particularly with respect to equity-based awards. The use of stock options is widely prevalent and continues to increase. The Option Plan will give the Company more flexibility to keep pace with competitors.

         Participants in the Option Plan may include all of the employees of the Company and its subsidiaries, and all officers, directors and consultants and other independent advisors who provide services to the Company or the Company’s subsidiaries. Incentive stock options may only be granted to employees. As of December 24, 2001, approximately 650 officers and employees and 2 directors were eligible to participate in the Option Plan.

Purpose

         The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company’s business.

Administration

         The Option Plan will be administered by either by the Board of Directors or by a committee of the Board of Directors consisting of two or more directors who are not either employees or officers of the Company or of any subsidiary of the Company (the “Plan Administrator”). Under the terms of the Option Plan, the Plan Administrator has the exclusive authority to determine which eligible persons are to receive grants, the time or times when those grants are to be made, the number of shares to be covered by each grant, the status of the granted option as either an incentive stock option or a non-statutory stock option, the time or times when the option becomes exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding. The Plan Administrator shall also have the exclusive authority to interpret the terms and provisions of and to otherwise administer the Option Plan.

Terms of Options

         The Plan Administrator is authorized to grant stock options to participants (“Optionees”), which may be either incentive stock options or non-statutory stock options. Incentive stock options and non-statutory stock options are collectively referred to as “options.”

         Exercise of Stock Options. The Plan Administrator determines when options may be exercised. An option is exercised by giving written notice of the exercise to the Company specifying the number of full shares of common stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Plan Administrator and specified in the option agreement, and such form of consideration may vary for each option.

         Exercise Price. The exercise price under the Option Plan is determined by the Plan Administrator and, in the case of incentive stock options, may not be less than 100 percent of the fair market value of the common stock on the date the option is granted. The fair market value per share is equal to the average sales price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such date. If the Optionee is the owner of stock possessing more than ten percent of the total combined voting power of all classes of our stock, the exercise price of an incentive stock option must be equal to or greater than 110 percent of the fair market value of the shares on the date of the grant.

         Termination of Employment. If an Optionee’s employment or consulting relationship (including service as a director) terminates for any reason other than disability, death or discharge for cause, options under the Option Plan may be exercised not later than three months (or such other period of time not less than 30 days nor more than three months in the case of an incentive stock option or not less than 30 days nor more than 12 months in the case of a non-statutory stock option as is determined by the Plan Administrator, with such determination in the case of an incentive stock option being made at the time of grant) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

         Disability. If an Optionee is unable to continue his or her employment or consulting relationship (including service as a director) with the Company as a result of his or her disability, options under the Option Plan may be exercised within 12 months of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term.

         Death. If an Optionee should die while employed or retained by the Company (including service as a director), options may be exercised until the stated expiration date of the option, but only to the extent the option was exercisable on the date of death.

         Termination for Cause. If the employment or consulting relationship (including service as a director) or the Optionee is terminated due to discharge for cause, the option shall terminate upon receipt by the Optionee of notice of such termination or the effective date of such termination, whichever is earlier. The Plan Administrator has the right to determine whether an Optionee has been discharged for cause for purposes of the Option Plan and the date of such discharge.

         Termination of Options. The Option Plan provides that options granted have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. No option may be exercised by any person after its expiration.

         Option Not Transferrable. An option is nontransferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable only by the Optionee during his or her lifetime or, in the event of Optionee’s death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

         Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Plan Administrator.

Amendment of the Option Plan

         The Plan Administrator may, without action on the part of the Company’s stockholders, make amendments to the Option Plan as may be deemed proper and in the best interests of the Company; provided, however, that the Plan Administrator may not, without the consent of the holder, take any action which (i) adversely affects or impairs the rights of the holders of any option outstanding under the Option Plan, or (ii) disqualifies any option granted under the Option Plan as an ISO for treatment as such.

Termination of the Option Plan

         The Option Plan shall terminate upon the earliest of (i) the expiration of the ten-year period from the adoption of the Option Plan by the board (May 14, 2001), or (ii) the termination of all outstanding options in connection with a change in control of the Company.

Adjustments Upon Changes in Capitalization

         In the event any change, such as a stock split or dividend, is made in the Company’s capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, as well as the number of shares available for issuance under the Option Plan.

Corporate Reorganizations

         Upon the occurrence of certain change in control events, any or all options outstanding under the Option Plan may be assumed, converted or replaced by the successor corporation. If the successor corporation does not assume the options, then all unvested options will vest and become exercisable prior to the change in control, as determined by the Plan Administrator, and any options not exercised prior to the change in control shall terminate upon the change in control event.

U.S. Federal Income Tax Consequences

         Incentive Stock Options. An Optionee does not generally recognize taxable income upon the grant or upon the exercise of an incentive stock option. If the Optionee sells shares acquired upon exercise of an incentive stock option after having held such shares for more than two years after the date of the grant of the incentive stock option and one year after the date of exercise, the difference between the price at which the shares are sold and the Optionee’s exercise price will be taxable to the Optionee as long-term capital gain or loss. In that event, the Company is not entitled to a federal income tax deduction. The exercise of an incentive stock option may in some cases trigger liability for the alternative minimum tax.

         If an Optionee sells shares acquired upon exercise of an incentive stock option before having held them for at least one year after the date of exercise and two years after the date of grant, the Optionee recognizes ordinary income at the time of the sale equal to the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the Optionee has held the shares prior to disposing of them in a disqualifying disposition. In the year of a disqualifying disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the Optionee recognizes as a result of the disposition.

         Non-Statutory Stock Options. An Optionee does not recognize taxable income upon the grant of a non-statutory stock option. Upon the exercise of a non-statutory stock option, the Optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the non-statutory stock option on the date of exercise exceeds the exercise price. Subject to Section 162(m) of the Internal Revenue Code, the Company receives an income tax deduction in an amount equal to the ordinary income that the Optionee recognizes upon the exercise of a non-statutory stock option. If an Optionee subsequently sells shares received upon the exercise of a non-statutory stock option, the Optionee recognizes capital gain or loss equal to the difference between the sales proceeds and the fair market value of such shares on the date of exercise.

New Plan Benefits

         The Company cannot currently determine the number of shares subject to options that may be granted in the future to executive officers, directors and employees under the Option Plan. On October 31, 2001, the Plan Administrator granted options to certain employees of our wholly owned subsidiary Smith & Wesson Corp. The following table indicates the number of options that have been granted under the Option Plan to the Company’s (i) Chief Executive Officer, (ii) executive officers and directors as a group, (iii) directors who are not also executive officers as a group, and (iv) to non-executive employees as a group.

SAF-T-HAMMER CORPORATION 2001 STOCK OPTION PLAN

Name and Position	Number of Shares	Price per Share

Mitchell A. Saltz, CEO	—	—

Executive Group	—	—

Non-Executive Director Group	—	—

Non-Executive Officer Employee Group	1,350,000	$0.81

Stockholder Approval

         The affirmative vote of the holders of a majority of the Company’s common stock present at the Special Meeting, in person or by proxy and entitled to vote, is required to approve the Option Plan.

         The Board of Directors has approved the adoption of and unanimously recommends that the Company’s stockholders vote FOR the approval of the Company’s 2001 Stock Option Plan.

Proposal Three: Approval of the 2001 Employee Stock Purchase Plan

         The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by our employees (and the employees of any of our designated subsidiaries). Accordingly, the Board of Directors has adopted, subject to stockholder approval, the Saf-T-Hammer Corporation 2001 Employee Stock Purchase Plan (the “Purchase Plan”). An aggregate of 10,000,000 shares of our common stock (subject to adjustment for any stock dividend, stock split or other relevant changes in the our capitalization) may be sold pursuant to the “Purchase Plan”. The following is a summary of the material provisions of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to Carol Heide at the Company’s principal offices at 14500 N. Northsight Boulevard., Suite 221, Scottsdale, Arizona 85260.

General

         The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code. It is not a tax-qualified, deferred compensation plan under Section 401(a) of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The purpose of the Purchase Plan is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase Common Stock of the Company at a discount to market price through payroll deductions.

Administration

         The Purchase Plan is administered by the board of directors of the Company or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the board of directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility and Participation

         Employees (including officers and employee directors) who are customarily employed for at least 20 hours per week and more than 5 months per calendar year with the Company and designated subsidiaries of the Company are eligible to participate in the Purchase Plan, subject to certain limitations imposed by the Internal Revenue Code and certain other limitations set forth in the Purchase Plan. Eligible employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless the administrator sets a later time for filing the subscription agreement. A participant’s subscription agreement continues to be effective for each consecutive offering period until the participant withdraws from the Purchase Plan or ceases to be eligible to participate in the Plan.

         As of December 24, 2001, approximately 650 employees, including no executive officers, were eligible to participate in the Plan. Members of the Company’s board of directors who are not employees and other non-employees such as consultants are not eligible to participate. The actual benefits, if any, to participants in the Purchase Plan are not determinable prior to the purchase of shares thereunder as the value, if any, of such shares to their holders is represented by the difference between the market price of a share of the Company’s Common Stock on the date of the purchase and the purchase price of the shares, as described below.

Offering Periods; Purchase Price

         The Purchase Plan will be implemented by a series of consecutive offering periods of approximately 24 months duration. Purchases will be made for participants on each March 31 and September 30 by applying payroll deductions accumulated over the preceding six months towards such purchases. Four purchases will be made during each offering period. The price at which these purchases will be made will equal 85% of the lesser of the fair market value of the Common Stock as of the first day of the 24-month offering period or the fair market value on the purchase date. For example, if an employee who enrolls in the offering period beginning on April 1, 2002 continues in the Plan through the end of that period, he or she will make a final purchase of stock on March 31, 2004 at 85% of the lesser of the market value of the stock on April 1, 2002 or the market value on March 31, 2004 (having made three earlier purchases on September 30, 2002, March 31, 2003 and September 30, 2003 at the applicable purchase prices for each of those dates). Employees who join the Company during an ongoing purchase period, or who are otherwise not yet participating in the Plan, will be given the opportunity to enroll in the Plan twice a year, on each April 1 and October 1.

         If the fair market value of a share of the Company’s Common Stock on a purchase date within a 24-month offering period is lower than the fair market value of a share of the Company’s Common Stock at the beginning of the 24-month period, then that offering period will terminate immediately after the purchase of shares for participants, and a new 24-month offering period will begin on the following day (either April 1 or October 1).

         The applicable price at which shares may be purchased under the Plan may be adjusted in the event that shares must be added (through Board and stockholder approval) to the Plan during an ongoing offering period in order to satisfy purchase requirements. If this happens, the applicable purchase price for these newly added shares would equal 85% of the lesser of the fair market value on the date of stockholder approval or the market value on the purchase date. The Company is under no obligation to cause shares to be added to the Plan at any time.

Limitations on Participation

         Employees are permitted to have up to 20% of their compensation accumulated and applied toward purchases of shares under the Purchase Plan. The administrator may change this participation rate at any time before the beginning of an offering period. An employee may not participate in the Purchase Plan if, immediately after he or she joined, he or she (or any other person whose stock would be attributed to such employee under stock attribution rules of the Internal Revenue Code) would own stock and/or hold rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. The Purchase Plan also limits an employee’s rights to purchase stock under all employee stock purchase plans (those subject to Section 423 of the Code) of the Company and its subsidiaries so that such rights may accrue at a rate that does not exceed $25,000 of fair market value of such stock (determined at the time the employee begins participating in the offering period) for each calendar year in which such right to purchase stock is outstanding at any time. In addition, no employee may purchase more than 12,500 shares of Common Stock under the Purchase Plan in any one six-month purchase period.

         The Company may make a pro rata allocation of the shares remaining available for option grant if the total number of shares that would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the Purchase Plan. Employees may withdraw from the Purchase Plan, and receive back their accumulated payroll deductions, at any time prior to a purchase date (March 31 and September 30). If any employee does not withdraw prior to the end of an offering period, he or she will continue to participate in the next offering period that begins following the end of that offering period.

Payroll Deductions

         The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over an offering period. The deductions may not be at a rate of less than 1% or more than 20% of a participant’s compensation on each payday during the offering period. The administrator may change the maximum amount that a participant can contribute at any time before the beginning of an offering period. A participant may change his or her rate of contribution as of the beginning of each six-month purchase period and, on one occasion only during a six-month purchase period, may increase his or her rate of payroll deductions and, on one occasion only during a six-month purchase period, may decrease his or her rate of payroll deductions. A participant may discontinue his or her participation in the Purchase Plan by withdrawing at any time. When a participant withdraws, he or she receives back the payroll deductions accumulated under the Plan, but does not receive interest on such amounts. Amounts contributed to the Purchase Plan are part of the Company’s general funds and are not required to be segregated. Payroll deductions for a participant begin with the first full payroll following the date he or she joins the Purchase Plan. To the extent necessary to comply with Internal Revenue Code provisions and certain purchase limitations of the Purchase Plan, a participant’s payroll deductions may be decreased to nothing.

Termination of Employment or Loss of Eligibility

         Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during an offering period, causes the employee to become ineligible to participate in the Purchase Plan. In such event, payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, without interest.

Capital Changes

         In the event any change is made in the Company’s capitalization in the middle of an offering period, such as a stock split or stock dividend, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the Purchase Plan and to the number of shares authorized for issuance under the Purchase Plan.

         In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company’s assets, each right to purchase stock under the Purchase Plan will be assumed or an equivalent right substituted by the successor corporation unless the successor corporation refuses to assume or substitute for outstanding options, in which case the offering period shall be shortened so that employees’ rights to purchase stock under the Purchase Plan will be automatically exercised prior to the merger or sale of assets (unless the participant has withdrawn prior to that date). In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action.

Amendment and Termination of the Plan

         The Board of Directors may at any time amend or terminate the Purchase Plan, except that any such termination cannot affect rights to purchase stock previously granted nor may an amendment make any change in an outstanding right to purchase stock which adversely affects the rights of any participant; provided, that the Purchase Plan or an offering or purchase period may be terminated if the Board of Directors determines that termination is in the best interests of the Company and the stockholders or if continuation of the Purchase Plan and/or the offering period would cause the Company to incur adverse accounting charges. If not terminated earlier, the Purchase Plan will terminate in 2011.

Tax Information

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. If a participant disposes of his or her shares of Common Stock within the later of two years from the offering date that applies to the shares (the beginning of the offering period or the day on which the employee joined the Plan) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the purchase date exceeded the purchase price. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of Common Stock for more than one year after the purchase date.

         If the participant disposes of his or her shares of Common Stock more than two years after the offering date of such option and more than one year after the purchase date of such option, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the offering date of such option. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain.

         If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

         The Company will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed the Company.

         The foregoing is only a summary of the effect of federal income taxation upon the participants and the Company with respect to participation in the Purchase Plan and does not purport to be complete. Furthermore, the foregoing does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside. Participants should consult their own tax advisors with respect to the tax consequences of participation in the Purchase Plan for their particular situations.

New Plan Benefits

         No purchase rights have been granted, and no shares of Common Stock have been issued, under the Purchase Plan.

Stockholder Approval

         The affirmative vote of the holders of a majority of the Company’s common stock present at the Special Meeting, in person or by proxy and entitled to vote, is required to approve the Purchase Plan.

         The Board of Directors has approved the adoption of and unanimously recommends that the Company’s stockholders vote FOR the approval of the Company’s 2001 Employee Stock Purchase Plan.

OTHER MATTERS

         The Company knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of December 7, 2001, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

				Percentage of
		Shares Beneficially		Shares Beneficially
Title of Class	Name and Address of Beneficial Owner(1)	Owned		Owned(2)

Common Stock	Mitchell A. Saltz, Chairman of the

	Board and Chief Executive Officer	8,300,000	(3)	36.2%

Common Stock	Robert L. Scott, President and Director	5,300,000	(4)	23.1%

Common Stock	James Minder, Director	50,000		*

Common Stock	Sherry L. Noreen, Director	275,000		1.5%

Common Stock	Colton Melby, Director	7,094,500	(5)	28.3%

	All current directors and executive

	officers as a group (5 persons)	21,019,500	(6)	60.0%

*	Less than one percent of the outstanding Common Stock

(1)	The address for each of these individuals is c/o Saf-T-Hammer Corporation, 14500 N. Northsight Boulevard, Suite 221, Scottsdale, Arizona 85260.

(2)	Percentage of ownership is based on 17,931,355 shares of Common Stock outstanding on December 7, 2001. Shares of Common Stock subject to stock options and warrants which are currently exercisable or will become exercisable within 60 days after December 7, 2001 are deemed outstanding for computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person or group.

(3)	Includes 5,000,000 shares subject to warrants exercisable on or before May 11, 2006.

(4)	Includes 5,000,000 shares subject to warrants exercisable on or before May 11, 2006.

(5)	Includes 7,094,500 shares subject to warrants exercisable on or before May 6, 2007.

(6)	Includes 17,094,500 shares subject to warrants. See Notes 3 through 5.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

         The following table provides certain summary information concerning the compensation earned, by the Company’s Chief Executive Officer and each of the Company’s other most highly compensated executive officers of the Company whose salary and bonus for the April 30, 2001 year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1998, December 31, 1999, December 31, 2000, and April 30, 2001. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred The listed individuals shall be hereinafter referred to as the “Named Officers”.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation

	Annual Compensation					Awards		Payouts

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
					Other Annual	Restricted	Securities		All Other
					Compensation	Stock Award(s)	Underlying	LTIP Payouts	Compensation
Name and Principal Position	Year (1)	Salary ($)		Bonus ($)	($)	($)	Options/ SARs(#)	($)	($)

Mitchell A. Saltz	04/30/01	$240,000	(1)	$0	$0	$0	$0	$0	$0

Chief Executive	12/31/00	$240,000	(1)	$0	$0	$0	$0	$0	$0

Officer	12/31/99	$28,000		$0	$0	$0	$0	$0	$0

	12/31/98	$0		$0	$0	$0	$0	$0	$0

Robert L. Scott	04/30/01	$240,000	(1)	$0	$0	$54,000 (2)	$0	$0	$0

President	12/31/00	$240,000	(1)	$0	$0	$54,000 (2)	$0	$0	$0

	12/31/99	$40,000		$0	$0	$0	$0	$0	$0

	12/31/98	$0		$0	$0	$0	$0	$0	$0

         (1)  On June 29, 2001, the Company changed its fiscal year end from December 31 to April 30. The information disclosed above for the April 30, 2001 fiscal year sets forth compensation paid during the twelve-month period beginning May 1, 2000 and ending April 30, 2001. The information for each other fiscal year sets forth compensation paid for the twelve-month period ending on the date listed. Accordingly, compensation for the period of May 1, 2000 through December 31, 2000 is included in both the April 30, 2001 fiscal year and the December 31, 2000 fiscal year.

         (2)  Mr. Scott received 300,000 shares of common stock in June 2000 in connection with his employment by the Company. This issuance is reported for each of the years ended April 30, 2001 and December 31, 2000. See Note 1. The fair market value of such shares on the date of grant was $54,000.

Compensation of Directors

         Directors were not separately compensated for their services in the year ended April 30, 2001.

Stock Options and Stock Appreciation Rights

         No stock options or stock appreciation rights were granted to the Named Officers during the April 30, 2001 fiscal year.

Aggregated Option\SAR Exercises and Fiscal Year End Values

         No Named Officers exercised any options during the April 30, 2001 fiscal year and no options or stock appreciation rights were held by any of them at the end of such year.

Employment Contracts, Termination of Employment and Change in Control Arrangements

         Robert L. Scott, President of the Company, has entered into an Employment Agreement with the Company’s wholly-owned subsidiary, Smith & Wesson Corp. (“Smith & Wesson”), to serve as its President. The agreement provides for an initial two-year term, with automatic annual renewals thereafter unless the Company decides to amend the agreement upon at least thirty days’ prior notice before the expiration of any then-applicable term. Under the agreement, Mr. Scott is entitled to the following: annual salary of $240,000, participation in Smith & Wesson’s employee benefit plans (including medical and other welfare plans) and profit sharing plan. In addition, as consideration for Mr. Scott’s role in the Company’s acquisition of Smith & Wesson, certain non-compete and confidentiality covenants in the agreement and a hiring bonus, Mr. Scott received $300,000 in cash and a warrant to purchase 5,000,000 shares of Company common stock at a price of $.89 per share. In the event the agreement is terminated by the Company without “cause” before any then-applicable term, Mr. Scott is entitled to continued compensation for the balance of the term or six months, whichever is longer. “Cause” is defined in the agreement to mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty resulting in personal profit, uncured breeches of the agreement, and willful violation of material laws.

         The Company does not have any existing employment agreements with any other Named Officers.

Other Matters

         The Board of Directors does not know of any matters other than those referred to in the accompanying Notice which will be presented for consideration at the meeting. However, if any other matter should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

THE BOARD OF DIRECTORS OF SAF-T-HAMMER CORPORATION

Dated: December 24, 2001

EXHIBIT “A”

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
SAF-T-HAMMER CORPORATION

The undersigned, constituting the Secretary of Saf-T-Hammer Corporation, hereby certifies that pursuant to the provisions of NRS 78.385 the following action was taken:

         1.     That the Board of Directors of said corporation, on November 2, 2001, adopted a resolution to amend Article I of the Articles of Incorporation to read as follows: “The name of the corporation shall be Smith & Wesson Holding Corporation.”

         2.     That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation was _____________; and that said change and amendment has been consented to and approved by stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         DATED this ________ day of __________________ , 2002

By:_____________________________ Name: Title: Secretary

SAF-T-HAMMER CORPORATION
PROXY

Special Meeting of Stockholders, February 14, 2002

This Proxy is Solicited on Behalf of the Board of Directors of
SAF-T-HAMMER CORPORATION

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held February 14, 2002 and the Proxy Statement and appoints Mitchell A. Saltz and Robert L. Scott, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of SAF-T-HAMMER CORPORATION (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters, located at 14500 North Northsight, Suite 221, Scottsdale, Arizona 85260, on February 14, 2002, at 1:00 p.m. Mountain Standard Time (the “Special Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1.	FOR	AGAINST	ABSTAIN	To approve an amendment to the Company’s certificate of incorporation to change the name of the Company to Smith & Wesson Holding Corporation;

2.	FOR	AGAINST	ABSTAIN	To approve the Company’s 2001 Stock Option Plan (the “Option Plan”);

3.	FOR	AGAINST	ABSTAIN	To approve the Company’s 2001 Employee Stock Purchase Plan (the “Purchase Plan”); and

4.	FOR	AGAINST	ABSTAIN	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

         The Board of Directors recommends a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the proposals.

         Please print the name(s) appearing on each share

         certificate(s) over which you have voting authority:_________________________________________________

(Print name(s) on certificate)

         Please sign your name: ______________________________________________ Date: ____________________

(Authorized Signature(s))